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                                                                    Exhibit 23.2


                  [LETTERHEAD OF GRANT THORNTON APPEARS HERE]



Consent of Independent Certified Public Accountants


KH Funding Company


We have issued our report dated February 14, 2003, accompanying the financial statements of KH Funding Company contained in the Amendment No. 4 to Form SB-2, Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                                          /s/ Grant Thornton LLP


Vienna, Virginia
October 28, 2003